SMITH BARNEY MUNICIPAL FUND, INC.

FORM OF TERMS AND CONDITIONS OF DIVIDEND REINVESTMENT PLAN

           1.    You,  First  Data Investor Services

Group,

Inc.,   will   act  as  Agent  for  the  stockholders

(the

"Participants")  of Smith Barney Municipal Fund,  Inc.

(the "Fund"),  and  will  open  an  account  for  each   of

the

Participants  under  the  Dividend  Reinvestment  Plan

(the "Plan")  in the name of the record owner in which

shares  of common  stock,  par value $.001 per share of

the  Fund  are registered  ("Common  Shares"),  and  put

into  effect  for Participants the distribution

reinvestment provisions of the Plan  as  of the first

record date for a dividend or capital gain distribution

after you have implemented the Plan.

           2.    If the Fund declares a distribution

payable

either  in Common Shares or in cash, nonparticipants in

the Plan  will  receive cash, and Participants will receive

the equivalent  amount in Common Shares valued on the

valuation date in the following manner:  whenever the

market price  of the  Common  Shares on the valuation date

is  equal  to  or exceeds  the net asset value per share of

the Common  Shares on that date, you will acquire shares

directly from the Fund at  a  price equal to the greater of

(1) net asset value  on the  valuation  date or (2) 95% of

the then  current  market price  of the Common Shares.  If

the net asset value of  the Common Shares on the valuation

date exceeds the market price of the Common Shares on that

date, or if the Fund declares a distribution  payable  only

in cash,  you  will  buy  Common Shares in the open market,

on the American Stock Exchange or

elsewhere,  for the Participants' accounts.  If  the

market price  exceeds  the  net asset value of  the  Common

Shares before  you have completed the purchases, you are

permitted to  cease  purchasing  shares and the  Fund  may

issue  the remaining shares at a price equal to the greater

of (a)  net asset  value  or (b) 95% of the then current

market  price. Such  purchases will be made on or shortly

after the payment date  for such distribution, but in no

event later  than  30 days  after such date, except when

necessary to comply  with applicable provisions of the

Federal securities laws.

           3.    For  all  purposes of the  Plan:   (a)

the

valuation  date will be the dividend or distribution

record date; (b) the market price of the Fund's common

stock  on  a particular  date shall be the mean between the

highest  and lowest  sales prices on the American Stock

Exchange on  that date, or, if there is no sale on such

Exchange on that date, then  the  mean between the closing

bid and asked quotations for  such stock on such Exchange

on such date; (c)  the  net asset  value  per  share of the

Fund's  common  stock  on  a particular  date shall be as

determined by or on  behalf  of the Fund; and (d) all

distributions and other payments shall be made net of any

applicable withholding tax.

           4.   The open-market purchases provided for

above

may  be  made  on any securities exchange where  the

Fund's common stock is traded, in the over-the-counter

market or in negotiated  transactions and may be  on  such

terms  as  to price,  delivery  and  otherwise  as  you

shall  determine. Participant  funds  held  by you

uninvested  will  not  bear interest, and it is understood

that, in any event, you shall have  no  liability  in

connection with  any  inability  to purchase  shares

within 30 days after the initial  date  of such purchase as

herein provided, or with the timing of  any purchases

effected.  You shall have no responsibility as  to

the  value  of the common stock of the Fund acquired  for

a

Participant's account.  For the purposes of cash

investments you  may commingle a Participant's funds with

those of other Participants  for whom you similarly act as

Agent  and  the average  price  (including  brokerage

commissions)  of  all shares  purchased  by you as Agent

shall be  the  price  per share allocable to each

Participant in connection therewith.

           5.   You may hold shares acquired pursuant to

the

Plan,   together  with  the  shares  of  other

Participants acquired  pursuant to the Plan, in

noncertificated  form                        in

your  name  or  that of your nominee.  You will  forward

to

Participants any proxy solicitation material and  will

vote any  shares so held for Participants only in

accordance with the  proxy  returned by Participants to the

Fund.   Upon                                 a

Participant's  written request, you  will  deliver  to

him, without  charge, a certificate or certificates for the

full shares.

           6.    You  will confirm to each Participant

each

acquisition made for his account as soon as practicable

but not  later  than  60 days after the date thereof.

Although participants  may  from  time  to  time  have  an

undivided fractional interest (computed to three decimal

places) in              a

share  of  the Fund, no certificates for a fractional

share will be issued.  However, distributions on fractional

shares will  be  credited  to  their accounts.   In  the

event                   of

termination of a Participant's account under the  Plan,

you will  adjust  for any such undivided fractional

interest                in

cash at the market value of the Fund's shares at the time

of termination  less the pro rata expense of any sale

required to make such an adjustment.

            7.     Any  stock  dividends  or  split

shares distributed  by  the  Fund  on shares  held  by  you

for         a

Participant will be credited to his account.  In  the

event

that the Fund makes available to its stockholders rights

to

purchase  additional shares or other securities, the

shares held for a Participant under the Plan will be added

to other shares held by such Participant in calculating the

number of rights to be issued to him.

            8.     Your   service  fee  for   handling

the

reinvestment  of  capital  gains  distributions  or

income dividends  will be paid by the Fund.  Participants

will                                                    be

charged  a  pro rata share of brokerage commissions  on

all open market purchases.

          9.   A Participant may terminate his account

under the Plan by notifying you in writing.  Such

termination will be  effective immediately if his notice is

received  by  you not  less  than ten business days prior

to any  distribution record date; otherwise such

termination will be effective on the  first  trading  day

after the payment  date  for  such distribution  with

respect to any subsequent  distribution. The Plan may be

terminated by you or the Fund upon notice in writing mailed

to record holders of shares at least 30  days prior to any

record date for the payment of any distribution by  the

Fund.   Upon  any  termination  you  will  cause  a

certificate  or  certificates for the full shares  held

for each Participant under the Plan and cash adjustment for

any fraction to be delivered to each Participant without

charge. If  a  Participant  elects by notice to you  in

writing                                                 in

advance of such termination to have you sell part or all

of

his shares and remit the proceeds to him, you are

authorized to  deduct  a $2.50 fee plus brokerage

commission  for  this transaction from the proceeds.

           10.  These terms and conditions may be amended

or supplemented  by you or the Fund at any time or  times

but, except   when  necessary  or  appropriate  to  comply

with

applicable  law  or the rules or policies of the

Securities

and  Exchange Commission or any other regulatory

authority, only  by mailing to Participants appropriate

written  notice at  least  90  days prior to the record

date for  the  first distribution  to which such amendment

or supplement  applies if  by  the Fund or if by you 90

days prior to the effective date  of  such  amendment or

supplement.  The  amendment                        or

supplement  shall be deemed to be accepted  by

Participants unless,  prior  to the effective date thereof,

you  receive written notice of the termination of a

Participant's account under   the  Plan.   Any  such

amendment  may  include                            an

appointment  by you in your place and stead of  a

successor Agent under these terms and conditions, with full

power  and authority  to perform all or any of the acts to

be performed by  the  Agent under these terms and

conditions.  Upon  any

such  appointment of an Agent for the purpose  of

receiving distributions,  the  Fund will be  authorized  to

pay  such successor   Agent,   for   a  Participant's

account,        all

distributions payable on common stock of the  Fund  held

in

his  name or under the Plan for retention or application

by

such  successor  Agent  as  provided  in  these  terms

and

conditions.

           11.  You shall at all times act in good faith

and

agree  to use your best efforts within reasonable limits

to

insure  the  accuracy of all services performed  under

this Agreement  and to comply with applicable law, but

assume          no

responsibility  and shall not be liable for loss  or

damage dueto  errors  unless  such  error  is  caused  by

your

negligence, bad faith or willful misconduct or that of

your employees.

           12.  These terms and conditions shall be

governed

by the laws of the State of New York.




                         SMITH BARNEY MUNICIPAL FUND, INC.
                              Heath B. McLendon
                               Chairman  and Chief
Executive Officer
                         FIRST DATA INVESTOR SERVICES
GROUP, INC.